SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 7, 2002

FRISCH’S RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

OHIO
(State or other jurisdiction of incorporation or organization)

1-7323	31-0523213

(Commission File Number)	(I.R.S. Employer Identification No.)

2800 GILBERT AVENUE, CINCINNATI, OHIO	45206

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	513-961-2660

Item 5. Other Events.

At the annual meeting of shareholders for Frisch’s Restaurants, Inc. held October 7, 2002, CEO Craig F. Maier discussed same store sales for the company’s Big Boy restaurants. He stated that the same store sales increase for the first quarter of fiscal 2003 was moderately lower than the increase in the previous fiscal year, and that during the four weeks ended August 22, 2002, Big Boy same store sales increased 1%. The company will report its fiscal 2003 first quarter results on October 22, 2002.

Same store sales for Big Boy restaurants increased 5.4% in the fiscal fourth quarter ended June 2, 2002 and increased 4.6% for the entire fiscal 2002 year.

Frisch’s Restaurants, Inc. is a regional company that operates and licenses others to operate full service family-style restaurants under the name of Frisch’s Big Boy, and operates grill buffet-style restaurants under the name Golden Corral in Ohio, Indiana and Kentucky under certain licensing agreements. The company owns the trademark “Frisch’s” and has exclusive, irrevocable ownership of the rights to the “Big Boy” trademark, trade name and service mark in the states of Kentucky and Indiana, and in most of Ohio and Tennessee. The company has reported a profit every year since going public in 1960, and paid cash dividends to shareholders every quarter over the same period.

Statements contained in this Form 8-K which are not historical facts are forward looking statements as that item is defined in the Private Securities Litigation Act of 1995. Such forward looking statements are subject to risks and uncertainties which could cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRISCH’S RESTAURANTS, INC.
(registrant)

DATE     October 8, 2002

BY	/s/ DONALD H. WALKER
Donald H. Walker
Vice President—Finance and Principal Financial Officer